[CARDINAL HEALTH LOGO]

NEWS RELEASE                                            7000 Cardinal Place
                                                        Dublin, OH 43017

                                                        www.cardinal.com

                                                        FOR IMMEDIATE RELEASE

Media Contact:          David Verbraska
                        614-757-3690

Investor Contact:       Stephen Fischbach
                        614-757-7067

                  CARDINAL HEALTH REPORTS RECORD FIRST QUARTER
                  ---------------------------------------------
        REVENUES AND EARNINGS; EPS RISES 22 PERCENT BEFORE SPECIAL ITEMS
        ----------------------------------------------------------------

   COMPANY AGAIN DELIVERS HIGH QUALITY RECORD EARNINGS BY COMBINING EXPANDING
        REVENUE WITH RECORD RETURNS ON SALES AND COMMITTED CAPITAL


DUBLIN, OHIO, OCTOBER 22, 2002 - Cardinal Health, Inc. (NYSE: CAH), the leading provider of products and services supporting the health care industry, today reported first quarter records in six key financial measures for its fiscal 2003 first quarter ended September 30, 2002:


     o Earnings per diluted share, before special items, rose 22 percent to $0.67.

     o Operating revenues increased to $11.4 billion, up 16 percent.

     o Operating earnings, before special items, rose 18 percent to $486 million.

     o Return on sales improved to 4.26 percent, an eight basis point improvement.

     o Return on committed capital increased to 33 percent, up a substantial 340 basis points.

     o Return on equity rose to 19 percent, a 70 basis point improvement.

"Cardinal Health continues to deliver outstanding financial performance across all of our businesses in a robust health care market that remains attractive for the company's products and services," said Robert D. Walter, chairman and chief executive officer. "Our powerful business model allows us to generate high quality earnings that are balanced and sustainable. Consistent execution and productivity improvements this quarter yielded record revenues and earnings with record rates of returns on sales and capital, while we continued to invest in the business."


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CARDINAL HEALTH REPORTS FIRST QUARTER RESULTS
PAGE 2

FIRST QUARTER FINANCIAL HIGHLIGHTS

UNLESS NOTED OTHERWISE, THE FOLLOWING DISCUSSION EXCLUDES SPECIAL ITEMS. ALL PERCENTAGE INCREASES REFLECT YEAR VERSUS YEAR COMPARISONS.


     o EARNINGS PER DILUTED SHARE rose 22 percent to a first quarter record
       $0.67.

     o NET EARNINGS rose 20 percent to a first quarter record $304 million.

     o OPERATING EARNINGS rose 18 percent to a first quarter record $486 million.

          o OPERATING REVENUES increased 16 percent to a first quarter record $11.4 billion while SELLING, GENERAL AND ADMINISTRATIVE EXPENSES (SG&A) grew only four percent. Productivity improvements across the company resulted in a substantial 53 basis point decrease in SG&A as a percent of sales.

          o The increased productivity combined with strong revenue growth, resulted in a first quarter record RETURN ON SALES of 4.26 percent, an eight basis point improvement.

          o Strategic INVESTMENT SPENDING, charged against current earnings, remained a priority and totaled approximately $25 million.

     o Strong asset management and lower interest rates were offset by the cost of funding the ongoing share repurchase program, resulting in a seven percent increase in INTEREST EXPENSE. TAX EFFICIENCY improved as the tax rate declined 50 basis points to 33.3 percent.

     o RETURN ON COMMITTED CAPITAL increased to a first quarter record 33 percent, up 340 basis points due to strong operating earnings and effective asset management.

     o Normally the company's first quarter requires a net use of cash due to seasonal working capital needs. In the first quarter of fiscal 2003, the company used only $14 million of OPERATING CASH FLOW, an improvement of $467 million, largely due to working capital efficiencies across the company and the benefit derived from lower cost generic pharmaceuticals. The company is on track to achieve its goal of generating $900 million to $1 billion in operating cash flow for fiscal 2003.

    BUSINESS HIGHLIGHTS

     o First quarter growth was highlighted by the particular strength of the Pharmaceutical Distribution and Provider Services (PDPS), and Automation and Information Services (AIS) segments.

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CARDINAL HEALTH REPORTS RECORD FIRST QUARTER RESULTS
PAGE 3


          o At PDPS, favorable customer mix led strong revenue growth. This top-line performance, combined with a decline in SG&A dollar expenses, drove the record earnings at the segment.

          o AIS continued its impressive earnings expansion on the strength of demand for Pyxis products and the productivity gains driven by business model changes implemented last year. The productivity gains and improved gross margin from favorable product mix, resulted in an over 700 basis point improvement in return on sales.

     o The ACQUISITION OF SYNCOR INTERNATIONAL CORP., the leader in nuclear pharmacy services, continues on schedule. With the completion of all regulatory reviews, Syncor has scheduled a shareholders meeting for November 19, 2002 to vote on the transaction. The company expects the transaction to close shortly thereafter.

     o Demonstrating the strength of the company's balance sheet, since September 2001, the Board of Directors has authorized two SHARE REPURCHASE PROGRAMS totaling $1 billion. Over the past twelve months, the company spent approximately $720 million to repurchase 11.7 million shares, of which 6.6 million shares were acquired in the first quarter of this fiscal year. Even while funding the stock repurchase, the company's ratio of NET DEBT TO TOTAL CAPITAL was a first quarter low of 17 percent, an impressive 15 percent decrease.

SEGMENT HIGHLIGHTS

Cardinal Health reported balanced revenue and earnings growth across the business with each of the four segments posting record revenues, earnings and return on committed capital. Strong productivity and working capital improvements were realized across the company.

PHARMACEUTICAL DISTRIBUTION AND PROVIDER SERVICES (51 percent of operating earnings)

The segment recorded another outstanding quarter, with first quarter records in revenues, operating earnings and return on sales while return on committed capital reached an all-time high. A favorable customer mix and disciplined expense control drove the performance.

Total revenues grew 17 percent to $9.4 billion, led by strong growth in the pharmaceutical distribution and specialty distribution businesses. In particular, chain store revenue grew at 19 percent while the alternate site customer business expanded a solid 25 percent. Operating expenses declined 36 basis points to a first quarter low of 2.06 percent driving a return on sales improvement to 2.86 percent, a seven basis point improvement.

Operating earnings were $268 million, up 21 percent. Strong revenue growth, continued vendor margin programs, and improved productivity, including synergies realized from the acquisition of Bindley Western Industries, were the main drivers of the earnings performance. Strong earnings and exceptional working capital management, in both receivables and inventories, drove the return on committed capital to 34.7 percent, a substantial 560 basis point improvement.

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CARDINAL HEALTH REPORTS RECORD FIRST QUARTER RESULTS
PAGE 4


MEDICAL SURGICAL PRODUCTS AND SERVICES (27 percent of operating earnings)

The segment continued its steady performance, posting record first quarter revenues, operating earnings, and returns on sales and committed capital, driven by accelerating distribution sales of medical-surgical products and services.

Revenues grew by six percent to $1.6 billion reflecting strong distribution growth. Implementation of new contracts including Northwestern Memorial, Mayo Foundation, and the University of Wisconsin contributed to the record revenue performance. Demand for certain self-manufactured products also strongly increased, driven by sales of the proprietary Procedure Based Delivery Systems and custom sterile kits.

Substantial productivity gains were made as selling, general and administrative (SG&A) expense dollars declined. As a percentage of sales, SG&A declined 82 basis points to an all-time low 12.21 percent. This improvement was driven by the previously announced reorganization and streamlining of certain manufacturing operations. Operating earnings rose 10 percent to $139 million, and return on sales grew 31 basis points to 8.70 percent. Earnings growth combined with continued working capital improvement drove substantial gain in return on committed capital, which rose 470 basis points to 38.4 percent.

PHARMACEUTICAL TECHNOLOGIES AND SERVICES (13 percent of operating earnings)

The segment continued to integrate its extensive proprietary offerings and new acquisitions, and posted record revenues and operating earnings.

Revenues rose 18 percent to $354 million on strong demand for sterile manufacturing, development and analytical services, and sales and marketing services. The growth was driven by demand for the broader line of sterile products and sales of Lilly's Zyprexa(R), used to combat schizophrenia, and Abbott's Kaletra(R), used in HIV treatment.

Operating earnings expanded 16 percent to $67 million on strong revenue and higher gross margins. Return on sales was 18.93 percent, down 27 basis points due primarily to the mix of business. Return on committed capital improved 50 basis points to 25.0 percent.

The integration of Magellan Laboratories, a drug development leader, and Boron, LePore and Associates (BLP), a sales and marketing leader, both acquired in the fiscal 2002 fourth quarter, continued smoothly. These acquisitions expanded the strategic capabilities of this segment and positively impacted earnings in the quarter. Contributions from Magellan and BLP offset the impact of prior year one-time benefits that would have created a difficult comparison in the absence of these acquisitions.

AUTOMATION AND INFORMATION SERVICES (Nine percent of operating earnings)

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CARDINAL HEALTH REPORTS RECORD FIRST QUARTER RESULTS
PAGE 5


This segment produced another exceptional quarter, posting record revenues, operating earnings, and returns on sales and committed capital. Accelerating demand for patient safety applications and the supply automation product line drove the performance.

Revenues gained 24 percent to $134 million on accelerating demand for new and existing proprietary automation products designed to address the critical challenges of cost management, medication safety and labor shortages faced by providers. Greater penetration into existing and new customer bases, including the smaller hospital market, was also experienced. Demand is increasing for bedside technology, led by PATIENTSTATION(R), an integrated point-of-care medical information and entertainment system.

Gross margins improved a substantial 394 basis points to 70.86 percent as a result of favorable product mix and the manufacturing efficiencies gained from the operating improvements implemented last year. The transition to a build-to-order manufacturing process resulted in working capital and productivity gains that have exceeded original expectations.

This productivity and the strong margin performance drove operating earnings up 55 percent to $46 million. Selling, general and administrative expenses declined by a substantial 308 basis points. Return on sales of 34.51 percent was a notable improvement from 27.49 percent a year ago. Return on committed capital increased a significant 680 basis points to 27.1 percent. Demonstrating the strength of the company's customer relationships, Pyxis recorded an over 98 percent lease renewal rate on an expanding product line. The ending backlog of committed contracts for Pyxis products awaiting installation rose to $210 million at September 30, 2002.

SPECIAL ITEMS

Including special items (primarily merger-related) of $15.6 million (after tax), versus $7.6 million in the year-earlier period, net earnings were $288 million. Earnings per diluted share were $0.64.

OUTLOOK

"Cardinal Health is well positioned both financially and strategically to achieve its long-term objective of balanced earnings growth, rising returns and continued reinvestment," said Robert D. Walter, chairman and chief executive officer. "Continued favorable customer mix, improved productivity, and accelerating cross-selling opportunities give us confidence that we will deliver on our commitments for earnings growth, rising returns on sales and capital, and improving cash flow. While achieving balanced growth in all our segments, we expect that the Automation and Information Services and Pharmaceutical Technologies and Services segments will show the largest percentage operating earnings gains during the fiscal year."

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CARDINAL HEALTH REPORTS RECORD FIRST QUARTER RESULTS
PAGE 6


WEBCAST TODAY

Cardinal Health will host a Webcast conference call today at 11 a.m. Eastern Time to discuss its first quarter performance and outlook. To access this discussion, please visit the Investor Relations page at http://www.cardinal.com or dial the telephone call-in number - 706-679-0766. A replay of the Webcast will be available until 1:00 p.m. Eastern Time October 26 at cardinal.com's Investor Relations page or by dialing 706-645-9291, pass code 5913381.

ABOUT CARDINAL HEALTH

Cardinal Health, Inc. (www.cardinal.com) is the leading provider of products and services supporting the health care industry. Cardinal Health businesses develop, manufacture, package and market products for patient care; develop drug-delivery technologies; distribute pharmaceuticals, medical-surgical and laboratory supplies; and offer consulting and other services that improve quality and efficiency in health care. Headquartered in Dublin, Ohio, Cardinal Health employs approximately 50,000 people on five continents and produces annual revenues of more than $44 billion. Cardinal Health is ranked #23 on the current Fortune 500 list and was named one of the "The World's Best" companies by Forbes magazine in 2002.

                      ____________________________________

EXCEPT FOR HISTORICAL INFORMATION, ALL OTHER INFORMATION IN THIS NEWS RELEASE CONSISTS OF FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED, ANTICIPATED OR IMPLIED. THE MOST SIGNIFICANT OF THESE UNCERTAINTIES ARE DESCRIBED IN CARDINAL HEALTH'S FORM 10-K, FORM 8-K AND FORM 10-Q REPORTS (INCLUDING ALL AMENDMENTS TO THOSE REPORTS) AND EXHIBITS TO THOSE REPORTS, AND INCLUDE (BUT ARE NOT LIMITED TO) THE COSTS, DIFFICULTIES, AND UNCERTAINTIES RELATED TO THE INTEGRATION OF ACQUIRED BUSINESSES, THE LOSS OF ONE OR MORE KEY CUSTOMER OR SUPPLIER RELATIONSHIPS, CHANGES IN THE DISTRIBUTION OUTSOURCING PATTERNS FOR HEALTH-CARE PRODUCTS AND/OR SERVICES, THE COSTS AND OTHER EFFECTS OF GOVERNMENTAL REGULATION AND LEGAL AND ADMINISTRATIVE PROCEEDINGS, AND GENERAL ECONOMIC AND MARKET CONDITIONS. CARDINAL HEALTH UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS.

INFORMATION REGARDING THE IDENTITY OF THE PERSONS WHO MAY, UNDER SEC RULES, BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF STOCKHOLDERS OF SYNCOR INTERNATIONAL CORPORATION IN CONNECTION WITH THE PROPOSED MERGER, AND THEIR INTERESTS IN THE SOLICITATION, IS SET FORTH IN A SCHEDULE 14A FILED BY SYNCOR ON JUNE 14, 2002 WITH THE SEC. CARDINAL HEALTH HAS FILED A REGISTRATION STATEMENT ON FORM S-4 IN CONNECTION WITH THE TRANSACTION, AND SYNCOR IS MAILING A DEFINITIVE PROXY STATEMENT/PROSPECTUS TO ITS STOCKHOLDERS IN CONNECTION WITH THE TRANSACTION. INVESTORS AND SECURITY HOLDERS OF SYNCOR ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT CARDINAL HEALTH, SYNCOR AND THE TRANSACTION. A FREE COPY OF THE DEFINITIVE PROXY STATEMENT/PROSPECTUS MAY BE OBTAINED FROM CARDINAL HEALTH OR SYNCOR OR AT THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. INFORMATION REGARDING THE INTERESTS OF SYNCOR'S OFFICERS AND DIRECTORS IN THE TRANSACTION IS INCLUDED IN THE DEFINITIVE PROXY STATEMENT/PROSPECTUS. IN ADDITION TO THE REGISTRATION STATEMENT ON FORM S-4 FILED BY CARDINAL HEALTH IN CONNECTION WITH THE TRANSACTION, AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS MAILED TO THE STOCKHOLDERS OF SYNCOR IN CONNECTION WITH THE TRANSACTION, EACH OF CARDINAL HEALTH AND SYNCOR FILE ANNUAL, QUARTERLY AND SPECIAL REPORTS, PROXY AND INFORMATION STATEMENTS, AND OTHER INFORMATION WITH THE SEC. INVESTORS MAY READ AND COPY ANY OF THESE REPORTS, STATEMENTS AND OTHER INFORMATION AT THE SEC'S PUBLIC REFERENCE ROOM LOCATED AT 450 5TH STREET, N.W., WASHINGTON, D.C., 20549. INVESTORS SHOULD CALL THE SEC AT 1-800/SEC-0330 FOR FURTHER INFORMATION. THE REPORTS, STATEMENTS AND OTHER INFORMATION FILED BY CARDINAL HEALTH AND SYNCOR WITH THE SEC ARE ALSO AVAILABLE FOR FREE AT THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. A FREE COPY OF THESE REPORTS, STATEMENTS AND OTHER INFORMATION MAY ALSO BE

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CARDINAL HEALTH REPORTS RECORD FIRST QUARTER RESULTS
PAGE 7

OBTAINED FROM CARDINAL HEALTH OR SYNCOR. THE PROXY STATEMENT/PROSPECTUS CONTAINS IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY BY INVESTORS BEFORE MAKING ANY VOTING OR INVESTMENT DECISION.

CARDINAL HEALTH, INC.
CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                       FIRST QUARTER
                                            September     September
                                               2002         2001      % Change

    Operating revenue                        $11,416.6     $9,865.4      16 %
    Operating cost of products sold           10,409.7      8,950.7      16 %
                                             ---------     ---------

    Operating gross margin                     1,006.9        914.7      10 %

    Bulk deliveries to customer
     warehouses and other                      1,669.5      1,908.0     (13)%
    Cost of products sold - bulk
     deliveries and other                      1,669.5      1,908.0     (13)%
                                             ---------     ---------
    Bulk gross margin                                -            -      N.M.

    Selling, general and administrative
     expenses                                    520.7        502.4       4 %

    Special charges                               18.7         12.3      52 %
                                             ---------     ---------
    Operating earnings                           467.5        400.0      17 %

    Interest expense and other                    30.6         28.6       7 %
                                             ---------     ---------
    Earnings before income taxes                 436.9        371.4      18 %

    Provision for income taxes                   148.6        125.0      19 %
                                             ---------     ---------
    Earnings before cumulative effect of
     change in accounting                        288.3        246.4      17 %

    Cumulative effect of change in accounting        -         70.1      N.M.
                                             ---------     ---------
    Net earnings                                $288.3       $176.3      64 %
                                             ---------     ---------
                                             ---------     ---------
    Basic earnings per Common Share:
        Before cumulative effect of
         change in accounting                    $0.65        $0.55      18 %

        Cumulative effect of change in
         accounting                                  -        (0.16)     N.M.

        Net basic earnings per Common Share      $0.65        $0.39      67 %
                                             ---------      --------
                                             ---------      --------
    Diluted earnings per Common Share:
        Before cumulative effect of
         change in accounting                    $0.64        $0.53      21 %
        Cumulative effect of change in
         accounting                                  -        (0.15)     N.M.
                                             ---------       -------
        Net diluted earnings per Common Share    $0.64        $0.38      68 %
                                             ---------       -------
                                             ---------       -------
    Weighted average number of shares outstanding:
        Basic                                    446.2        449.6
        Diluted                                  454.2        460.6

_______________________________________________________________________________
The following table summarizes the impact of special charges on net earnings and diluted earnings per Common Share in the quarters in which they were recorded:


                                            Current Year      Prior Year
                                            ------------      -----------
                                           Net     Diluted   Net    Diluted
                                         Earnings    EPS   Earnings   EPS
                                         ----------------  -----------------

    Impact of special charges             $(15.6)  $(0.03)  $(7.6)  $(0.02)
                                          -------  -------  ------  -------
                                          -------  -------  ------  -------


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                              CARDINAL HEALTH, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN MILLIONS)

                                   (unaudited)

                                        SEPTEMBER 30,  JUNE 30,  SEPTEMBER 30,
                                             2002        2002         2001
                                        -------------  --------  -------------
    ASSETS

    CURRENT ASSETS

    Cash and equivalents                    $945.6    $1,382.0       $872.0
    Trade receivables                      2,554.8     2,295.4      2,251.6
    Current portion of investment in
     sales-type leases                       190.6       218.3        182.3
    Inventories                            7,250.2     7,361.0      7,704.7
    Prepaid expenses and other               670.3       649.9        939.1
                                        ------------  ---------   ------------

      Total current assets                11,611.5    11,906.6     11,949.7
                                        ------------  ---------   ------------

    Property and equipment - net           1,887.3     1,894.4      1,847.9

    Investment in sales-type leases          644.8       618.6        539.6
    Other assets                           2,091.6     2,018.4      1,384.3
                                        ------------  ----------   ------------

    TOTAL ASSETS                         $16,235.2   $16,438.0    $15,721.5
                                        ------------  ----------   ------------
                                        ------------  ----------   ------------

    LIABILITIES AND SHAREHOLDERS' EQUITY

    CURRENT LIABILITIES

    Notes payable - banks and current
     portion of long-term obligations        $17.4       $18.2        $25.9
    Accounts payable                       5,299.8     5,504.5      5,663.8
    Other accrued liabilities              1,320.9     1,287.7      1,368.2
                                           --------    ---------    ---------

      Total current liabilities            6,638.1     6,810.4      7,057.9
                                           --------    ---------    ---------

    Long-term obligations, less current
     portion                               2,237.8     2,207.0      2,288.6
    Deferred taxes and other liabilities   1,005.6     1,027.6        704.9

    Total shareholders' equity             6,353.7     6,393.0      5,670.1
                                           --------    ----------   ----------

    TOTAL LIABILITIES AND SHAREHOLDERS'
     EQUITY                              $16,235.2   $16,438.0    $15,721.5
                                          ---------   ----------  ------------
                                          ---------   ----------  ------------


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CARDINAL HEALTH, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(IN MILLIONS)

                                                      THREE MONTHS ENDED
                                                          SEPTEMBER 30,
                                                        ----------------
                                                   2002                 2001
                                                   ----                 -----
    CASH FLOWS FROM OPERATING ACTIVITIES:
      Earnings before cumulative effect
         of change in accounting                   $288.3              $246.4
      Adjustments to reconcile earnings
         before cumulative effect of change in
         accounting to net cash from operations:
         Depreciation and amortization               62.2                61.2
         Change in operating assets and
          liabilities, net of
          effects from acquisitions:
          (Increase)/decrease in trade
           receivables                             (259.3)              161.0
          (Increase)/decrease in inventories        110.8            (1,411.0)
           Decrease in net investment in
            sales-type leases                         1.5               186.0
           Increase/(decrease) in accounts payable (204.7)              342.9
           Other operating items - net              (12.9)              (67.2)
                                                    ------              -------

         Net cash used in operating activities      (14.1)             (480.7)
                                                    ------              -------

    CASH FLOWS FROM INVESTING ACTIVITIES:
      Acquisition of subsidiaries, net
       of cash acquired                              (5.4)                 -
      Proceeds from sale of property and
       equipment                                     16.3                 9.6
      Additions to property and equipment           (70.5)              (58.3)
                                                   -------              -------

         Net cash used in investing activities      (59.6)              (48.7)
                                                   -------              -------

    CASH FLOWS FROM FINANCING ACTIVITIES:
      Net change in commercial paper and
       short-term debt                               (0.7)              405.1
      Net change in long-term obligations            (0.8)               22.8
      Proceeds from issuance of Common Shares        42.7                53.3
      Purchase of Treasury Stock                   (392.7)               (2.7)
      Other                                         (11.2)              (11.2)
                                                   --------             -------

         Net cash provided by/(used in)
          financing activities                     (362.7)              467.3
                                                   --------             -------

    NET DECREASE IN CASH AND EQUIVALENTS           (436.4)              (62.1)

    CASH AND EQUIVALENTS AT BEGINNING OF
     PERIOD                                       1,382.0               934.1

    CASH AND EQUIVALENTS AT END OF
     PERIOD                                         945.6               872.0

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


       CARDINAL HEALTH, INC. - FIRST QUARTER FY 2003 BUSINESS ANALYSIS

                PHARMACEUTICAL DISTRIBUTION AND PROVIDER SERVICES

                                          2003    2002      COMMENT
      *   REVENUE
             - Amount                    $9,352  $7,961   Q1 RECORD
             - Growth Rate                  17%     17%
             - Mix                          82%     81%
      *   OPERATING EARNINGS
             - Amount                      $268    $222   Q1 RECORD
             - Growth Rate                  21%     24%
             - Mix                          51%     51%
      *   RATIO TO REVENUE
             - Gross Margin               4.92%   5.21%   Customer mix
             - Expenses                   2.06%   2.42%   Q1 RECORD LOW
             - Operating Earnings         2.86%   2.79%   Q1 RECORD
      *   PRODUCTIVITY
             - Margin Per Expense Dollar  $2.39   $2.15   11% improvement
      *   ASSET MANAGEMENT
             - Average Committed Capital $3,087  $3,047   Bindley integration,
                                                              generics
             - Return On Committed
               Capital                    34.7%   29.1%   RECORD
             - Operating Cash Flow         ($71)  ($703)  Bindley integration,
                                                              generics
             - Capital Expenditures
               Investment                   $24     $14


                      MEDICAL-SURGICAL PRODUCTS AND SERVICES

                                          2003    2002      COMMENT
      *   REVENUE
             - Amount                    $1,595  $1,510   Q1 RECORD
             - Growth Rate                   6%     10%
             - Mix                          14%     15%
      *   OPERATING EARNINGS
             - Amount                      $139    $127   Q1 RECORD
             - Growth Rate                  10%     15%
             - Mix                          27%     29%
      *   RATIO TO REVENUE
             - Gross Margin              20.91%  21.42%   Distribution growth
             - Expenses                  12.21%  13.03%   RECORD LOW
             - Operating Earnings         8.70%   8.39%   Q1 RECORD
      *   PRODUCTIVITY
             - Margin Per Expense Dollar  $1.71   $1.64   4% improvement
      *   ASSET MANAGEMENT
             - Average Committed Capital $1,445  $1,502   Strong asset
                                                           management
             - Return On Committed
               Capital                    38.4%   33.7%   Q1 RECORD
             - Operating Cash Flow          $60     $30   Q1 RECORD
             - Capital Expenditures
               Investment                   $12     $12


                     PHARMACEUTICAL TECHNOLOGIES AND SERVICES

                                          2003    2002      COMMENT
      *   REVENUE
             - Amount                      $354    $301   Q1 RECORD
             - Growth Rate                  18%     11%
             - Mix                           3%      3%
      *   OPERATING EARNINGS
             - Amount                       $67     $58   Q1 RECORD
             - Growth Rate                  16%     12%
             - Mix                          13%     13%
      *   RATIO TO REVENUE
             - Gross Margin              34.21%  33.82%   Business mix
             - Expenses                  15.28%  14.62%   Business mix
             - Operating Earnings        18.93%  19.20%
      *   PRODUCTIVITY
             - Margin Per Expense Dollar  $2.24   $2.31
      *   ASSET MANAGEMENT
             - Average Committed Capital $1,074    $941   Strategic
                                                         investments
             - Return On Committed
               Capital                    25.0%   24.5%
             - Operating Cash Flow           $1     $10
             - Capital Expenditures
               Investment                   $33     $27


                       AUTOMATION AND INFORMATION SERVICES

                                          2003    2002      COMMENT
      *   REVENUE
             - Amount                      $134    $108   Q1 RECORD
             - Growth Rate                  24%     20%
             - Mix                           1%      1%
      *   OPERATING EARNINGS
             - Amount                       $46     $30   Q1 RECORD
             - Growth Rate                  55%     27%
             - Mix                           9%      7%
      *   RATIO TO REVENUE
             - Gross Margin              70.86%  66.92%   Product mix,
                                                         productivity
             - Expenses                  36.35%  39.43%   Operational
                                                         improvements
             - Operating Earnings        34.51%  27.49%   Q1 RECORD
      *   PRODUCTIVITY
             - Margin Per Expense Dollar  $1.95   $1.70   15% improvement
      *   ASSET MANAGEMENT
             - Average Committed Capital   $682    $588   Lease investment
             - Return On Committed
               Capital                    27.1%   20.3%   Q1 RECORD
             - Operating Cash Flow          ($4)   $182
             - Capital Expenditures
               Investment                    $2      $5

    - Revenue and all ratios to revenue exclude bulk deliveries to customer warehouses and other customer pass through charges.
    - Corporate costs are fully allocated to businesses except for special charges and eliminations

                                     -more-

           CARDINAL HEALTH, INC. - FIRST QUARTER FY 2003 BUSINESS ANALYSIS
             ($ millions)

                                      TOTAL
                               2003     2002
      *    REVENUE
              - Amount        $11,417   $9,865       Excluding Special Charges
              - Growth Rate       16%      16%
                                                         2003    2002
      *    OPERATING EARNINGS
              - Amount           $468     $400           $486    $412
              - Growth Rate       17%      19%            18%     18%

      *    RATIO TO REVENUE
              - Gross Margin    8.82%    9.27%
              - Expenses        4.56%    5.09%
              - Special Charges 0.16%    0.12%
              - Operating
                Earnings        4.10%    4.06%          4.26%   4.18%

      *    NET EARNINGS*
              - Amount           $288     $246           $304    $254
              - Growth Rate       17%      22%            20%     23%
              - Ratio to
                Revenue         2.53%    2.50%          2.66%   2.58%

      *    PRODUCTIVITY
              - Margin Per
                Expense Dollar  $1.93    $1.82

      *    ASSET MANAGEMENT
              - Average Committed
                Capital        $5,894   $5,579
              - Return On
                Committed
                Capital         31.7%    28.7%          33.0%   29.6%
              - Operating
                Cash Flow       ($14)   ($481)
              - Capital
                Expenditures
                Investment       $71      $58

    - Revenue and all ratios to revenue exclude bulk deliveries to customer warehouses and other customer pass through charges.
    * The net earnings section is presented before the cumulative effect of change in accounting in fiscal year 2002.

                                     -more-

          CARDINAL HEALTH, INC. - FIRST QUARTER FISCAL 2003 AND 2002
                            ASSET MANAGEMENT ANALYSIS
    ($ millions)

                                     2003    2002      COMMENT

    *  RECEIVABLE DAYS                 19      20     Q1 RECORD -CONTINUING
                                                        FOCUS

    *  INVENTORY TURNS                6.8     6.0     Bindley synergies,
                                                        generics

    *  CASH                          $946    $872

    *  DEBT                        $2,255  $2,315

    *  EQUITY                      $6,354  $5,670

    *  NET DEBT/TOTAL CAPITAL         17%     20%      Q1 RECORD LOW

    *  TANGIBLE NET WORTH          $4,786  $4,503

    *  RETURN ON EQUITY             18.1%   17.8%

         EXCLUDING SPECIAL CHARGES  19.0%   18.3%      Q1 RECORD

    *  TAX RATE                     34.0%   33.7%

         EXCLUDING SPECIAL CHARGES* 33.3%   33.8%      Business mix




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